SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 18, 2016

One Horizon Group, Inc.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-10822	46-3561419
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

T1-017 Tierney Building, University of Limerick, Limerick, Ireland.

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+353-61-518477

 (ISSUER TELEPHONE NUMBER)

Copies to:

Hunter Taubman Fischer Li, LLC

1450 Broadway, 26th Floor

New York, NY 10018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

(1) Previous Independent Public Accounting Firm

On October 12, 2016, Peterson Sullivan LLP (“Peterson”) resigned as One Horizon Group, Inc.’s (the “Company”) independent registered public accounting firm. The report of Peterson on the Company’s financial statements for the years ended December 31, 2015 and 2014, did not contain an adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2015 and 2014, there were no disagreements between the Company and Peterson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. No reportable event, as described in Item 304(a)(1)(v) of Regulation S-K, has occurred from the resignation of Peterson.

(2) New Independent Public Accounting Firm

On October 12, 2016, the Company entered into an engagement with Cherry Bekaert LLP (“Cherry”) to retain Cherry as the Company’s independent public accounting firm. On October 12, 2016, the audit committee of the Company approved and ratified the engagement of Cherry as its new independent registered public accounting firm.

During the year ended December 31, 2015, and during the subsequent interim period through the date of this Current Report on Form 8-K, the Company did not consult with Cherry regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by Cherry, in either case where written or oral advice provided by Cherry would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01	Financial Statements and Exhibits.

(a)—(c) Not applicable.

(d)	Exhibits:

Exhibit No.	Description
16.1	Letter from Peterson Sullivan LLP on October 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: October 18, 2016	By:	/s/ Brian Collins
Brian Collins
Chief Executive Office and President